SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – March 9, 2011

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11914 (Commission File Number)	22-2457487 (I.R.S. Employer Identification No.)

10 Forest Avenue, Suite 220, Paramus, NJ 07652
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (201) 342-0900

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Extension of Material Definitive Agreement

As of March 9, 2011, Caprius, Inc. ("Caprius" or us) and our subsidiaries (collectively, the "Company"), entered into Amendment No. 5  (the "Amendment") to the Securities Purchase and Sale Agreement, dated as of September 16, 2009 (the “Vintage Agreement”) with Vintage Capital Group, LLC ("Vintage"), whereby the maximum availability thereunder was increased to $6.7  million.  There were no other material changes to the terms of  the Vintage Agreement, as amended by Amendment No. 1, dated September 8, 2010, Amendment No. 2, dated November 4, 2010, Amendment No. 3, dated November 18, 2010 and Amendment No. 4, dated December 16, 2010.

Through February 28, 2011, Vintage had advanced approximately $5.5 million in cash to the Company, exclusive of an additional $1.97 million of capitalized obligations (including approximately $975,000 of interest) owed to Vintage. The Company has been using the proceeds of the funding under the Vintage Agreement for working capital, production and further marketing of the SteriMed Systems, and the settlement of certain outstanding obligations.

The foregoing is a summary of the Amendment. For complete information, see the Amendment which is filed as Exhibit 10.1 to this Report, and the Vintage Agreement which was filed as Exhibit 10.1 to our Form 8-K for an event of September 16, 2009, Amendment No. 1, which was filed as Exhibit 10.1 to our Form 8-K for an event of September 8, 2010, Amendment No. 2 which was filed as Exhibit 10.1 to our Form 8-K for an event of November 4, 2010, Amendment No. 3 which was filed as Exhibit 10.1 to our Form 8-K for an event of November 18, 2010, and Amendment No. 4 which was filed as Exhibit 10.15 to our Form 10-K for the fiscal year ended September 30, 2010.

Item 7.01 Regulation FD Disclosure

On March 10, 2011, the Company issued a press release announcing the setting of a March 11, 2011 record date and an April 21, 2011 meeting date for a special meeting of the Company’s stockholders to consider proposals relating to the proposed merger between Caprius and a wholly-owned subsidiary of Vintage.  In addition, the press release announced that effective March 8, 2011, Vintage exercised its warrant as to 9,371,243 shares of Caprius common stock, representing approximately 40% of the Company’s voting stock expected to be outstanding as of the record date of the special meeting.  The press release is included as Exhibit 99.1 to this Report, and is incorporated herein by reference. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01  Financial Statements and Exhibits

Exhibits

10.1
Amendment No. 5 to the Securities Purchase and Sale Agreement, dated as of March 9, 2011, by and among Caprius, M.C.M. Environmental Technologies, Inc., M.C.M. Environmental Technologies Ltd., and Vintage.

99.1	Press Release issued by Caprius, Inc. on March 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

/s/ Dwight Morgan
Dwight Morgan President & CEO

Dated: March 10, 2011